Exhibit 99.1

Gaming and Leisure Properties, Inc.

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 RESULTS

-Acquires Casino Queen in East St. Louis for $140 million -

- Issues Special Dividend of $11.84 Related to Spin-off from Penn Gaming-

-Establishes 2014 First Quarter and Full Year Guidance —

- Board of Directors Declares First Quarterly Dividend of $0.52 —

WYOMISSING, PA. — February 20, 2014 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused REIT in North America, today announced results for the fourth quarter and full year ended December 31, 2013.  Shares of Gaming and Leisure Properties, Inc.’s common stock began trading on the NASDAQ on November 1, 2013. The Company completed its spin-off from Penn National Gaming, Inc. (NASDAQ: PENN) and related transactions on November 1, 2013 and has provided financial results which include its predecessor entities. Results for the fourth quarter 2013 include income tax expense as we were not a REIT for the 2013 taxable year.  Additionally, results for the fourth quarter 2013 include $13.5 million of expenses related to the spin-off transaction.

Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2013 Actual	2012 Actual	2013 Actual	2012 Actual
Net Revenue	$113.8	$37.7	$242.1	$210.6
Adjusted EBITDA (1)	$58.7	$7.9	$91.0	$57.6
Net Income	$9.2	$2.1	$19.8	$22.9
Funds From Operations (2)	$24.1	$2.1	$34.7	$22.8
Adjusted Funds From Operations (3)	$27.9	$4.4	$46.8	$33.6

Net income, per diluted common share (4)	$0.08	$0.02	$0.17	$0.20
FFO, per diluted common share (4)	$0.21	$0.02	$0.30	$0.20
AFFO, per diluted common share (4)	$0.24	$0.04	$0.40	$0.29

(1)         Adjusted EBITDA is income (loss) from operations, excluding the impact of stock based compensation, depreciation, and gain or loss on disposal of assets.

(2)         Funds from operations (FFO) is net income, excluding gain or loss on disposal of assets plus real estate depreciation.

(3)         Adjusted funds from operations (AFFO) is net income, excluding gain or loss on disposal of assets, depreciation, stock based compensation, deferred financing fees, reduced by maintenance capital expenditures.

(4)         Diluted share count reflects the effect of shares issued as part of the Earnings and Profits purge.

Gaming and Leisure Properties, Inc. Chief Executive Officer, Peter M. Carlino commented, “This has been a transformative period for our Company.  We successfully completed our spin-off from Penn National Gaming and have begun to execute on our stated strategy. With the acquisition of the Casino Queen in East St. Louis, we have taken an important first step in our stated goal of becoming a consolidator of choice and a leading provider of unique financing solutions for gaming operators. This approach will allow us to leverage our strong balance sheet in order to diversify our portfolio over time. We see tremendous opportunity to expand our portfolio and create shareholder value.  We have also completed our required earnings and profits purge and declared our first quarter ordinary dividend.  We are pleased that Gaming and Leisure Properties has been determined to meet all of the requirements for inclusion in the MSCI US REIT Index as part of the February 2014 Quarterly Index Review.  GLPI will be added to the MSCI US REIT Index after the close on Friday, February 28.”

Financial Update

Gaming and Leisure Properties reported Funds from Operations (FFO) of $24.1 million for the three months ended December 31, 2013. Net revenue for the three months ended December 31, 2013 was $113.8 million.  The Company reported net income of $9.2 million for the three months ended December 31, 2013, or $.08 per diluted common share. Results for the three months ended December 31, 2013 include expenses related to the spin-off transaction.  Additional detail on these and other general and administrative expenses is provided after the Consolidated Statement of Operations in this release.  Financial results for the Company for the 2013 taxable year reflect a full year of operation for the continuing businesses in the taxable REIT subsidiary (“TRS”) and a partial year from November 1, 2013 to December 31, 2013 for the real estate entity.

Portfolio Update

At the end of 2013, the Company owned the real estate associated with 21 casino facilities, including two facilities currently under development in Dayton and Youngstown, Ohio and leases, or expects to lease with respect to Dayton and Youngstown, 19 of these facilities to Penn. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary (GLP Holdings, LLC) of GLPI. Collectively, and including the two facilities currently under development in Dayton and Youngstown, Ohio, GLPI owns approximately 3,044 acres of land and 6.6 million square feet of building space, which was 100% occupied as of December 31, 2013.  Property maintenance capex was $1.7 million and $4.2 million for the three and twelve months ended December 31, 2013, respectively.  Additional information on properties under development is as follows:

	Planned Total Budget	Amount Expended Through December 31, 2013
	(in thousands)
Mahoning Valley Race Track (OH) - Hollywood themed facility with up to 1,000 video lottery terminals as well as various restaurants and amenities. To be managed by Penn National Gaming, with expected opening in the fall of 2014.	$100.0	$25.9

Dayton Raceway (OH) - Hollywood themed facility with up to 1.500 video lottery terminals as well as various restaurants and amenities. To be managed by Penn National Gaming, with expected opening in the fall of 2014.	$89.5	$26.2

Balance Sheet Update

The Company had $285.2 million of unrestricted cash on hand and $2.35 billion in total debt, including $300 million of debt outstanding under its unsecured credit facility term loan on December 31, 2013.  The Company had no balance outstanding under the $700 million unsecured credit facility revolver as of December 31, 2013.  Concurrent with the completion of the spin-off the company entered into a new unsecured credit facility and completed an offering of senior unsecured notes.  The Company’s debt structure at December 31, 2013 is as follows:

	Twelve Months Ended December 31, 2013
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	2.000%	$300,000
Unsecured $700 Million Revolver	—	—
Senior Notes Due 2018	4.375%	550,000
Senior Notes Due 2020	4.875%	1,000,000
Senior Notes Due 2023	5.375%	500,000
		$2,350,000

(1)         The margin on the term loan and revolver reduced from 1.75% to 1.5% on January 28, 2014.

Dividends

On January 3, 2014, Gaming and Leisure Properties, Inc. declared a special dividend to shareholders in connection with its previously announced intention to qualify as a real estate investment trust (REIT) in 2014 following its separation from Penn National Gaming, Inc. The Company expects that on completion of the dividend to purge its historical earnings and profits that it will have satisfied all of the requirements to qualify as a REIT.

The special dividend of $1.05 billion, or approximately $11.84 per share, was paid on February 18, 2014 in a combination of cash and stock.  Shareholders were given the option to elect either an all-cash or all-stock dividend, subject to a total cash limitation of $210 million.  Of 88,691,827 million shares of Common Stock outstanding on the record date, approximately 54.3% elected the cash distribution and approximately 45.7% elected a stock distribution or made no election.  Shareholders electing cash received $4.358049 plus 0.195747 additional GLPI shares per common share held on the record date.  Shareholders electing stock received 0.309784 additional GLPI shares per common share held on the record date.  Stock dividends were paid based on the volume weighted average price for the three trading days ended February 13, 2014 of $38.2162 per share.  Approximately 22.0 million shares were issued in connection with this dividend payment.

On February 18, 2014 the Company’s Board of Directors declared its first quarterly dividend.  Shareholders of record on March 7, 2014 will receive $0.52 per common share, which is expected to be paid on March 28, 2014.

Subsequent Events

In January, 2014, the Company completed the acquisition of the real estate assets associated with the Casino Queen in East St. Louis, Illinois for $140 million. Simultaneously with the acquisition, GLPI also provided Casino Queen with a $43 million, five year term loan at 7% interest, pre-payable at any time, which, together with the sale proceeds, completely refinanced and retired all of Casino Queen’s outstanding long-term debt obligations. GLPI leased the property back to Casino Queen on a triple net basis for approximately $14 million in rent per year.

Initial Guidance

The table below sets forth current guidance targets for financial results for the 2014 first quarter and full year, based on the following assumptions:

•                  Hollywood at Dayton Raceway and Hollywood at Mahoning Valley Race Track open and begin paying rent in the fall of 2014

•                  Argosy Casino Sioux City remains open and pays rent for the full year

•                  Casino Queen acquisition completed on January 23, 2014

•                  Purging dividend completed on February 18, 2014, consisting of $210 million in cash and 22.0 million additional shares

•                  Total rental income of approximately $477 million, consisting of approximately $421 million from Penn, approximately $13 million from Casino Queen, approximately $46 million to account for property taxes paid by Penn, and reduced by approximately $3 million to account for non-assigned land lease payments made by PENN

•                  PENN property rent coverage exceeds 1.8X and the escalator on the building rent component begins effective November 1, 2014, which represents approximately $1 million in the fourth quarter of 2014 and $5 million on an annualized basis

•                  TRS EBITDA of approximately $35 million and maintenance capex of approximately $3 million for the full year

•                  Blended income tax rate at the TRS entities of 40%

•                  LIBOR based on forward yield curve

•                  Real estate depreciation of approximately $92 million for the full year, with approximately $23 million in the first quarter

•                  Non-real estate depreciation of approximately $14 million for the full year, with approximately $3.5 million in the first quarter

•                  Corporate overhead includes approximately $4 million of expense related to cash-settled equity compensation issued pre-spin, which all vest by the first quarter of 2017

•                  Estimated stock compensation expense of approximately $25 million for the full year, comprised of approximately $14 million of payments in lieu of dividends on vested stock options issued pre-spin, which are to be paid for three years ending 2016, and approximately $11 million of non-cash stock compensation expense

•                  Interest expense includes approximately $6 million of non-cash deferred financing fees

•                  The fully diluted share count is approximately 114 million shares for the full year, and approximately 105 million shares for the first quarter

•                  For the purpose of the dividend calculation, AFFO is reduced by approximately $12 million for the full year prior to calculation of the dividend to account for compensation expense in lieu of dividends on employee options paid by PENN

•                  After the impact of the purging distribution, the basic share count used for the dividend calculation is approximately 111 million shares and the fully diluted share count is approximately 117 million shares

	Three Months Ending March 31,		Full Year Ending December 31,
(in millions, except per share data)	2014 Guidance	2013 Actual	2014 Guidance	2013 Actual
Net Revenue	$158.1	$113.8	$630.8	$242.1
Adjusted EBITDA (1)	106.6	58.7	432.6	91.0
Net Income	44.1	$9.2	181.1	$19.8
Funds From Operations (2)	67.1	24.1	272.8	34.7
Adjusted Funds From Operations (3)	$74.2	$27.9	$301.3	$46.8

Net income, per diluted common share	$0.42	$0.08	$1.59	$0.17
AFFO, per diluted common share	$0.71	$0.24	$2.65	$0.40

(1)        Adjusted EBITDA is income (loss) from operations, excluding the impact of stock based compensation, depreciation, and gain or loss on disposal of assets.

(2)         Funds from operations (FFO) is net income, excluding gain or loss on disposal of assets plus real estate depreciation.

(3)         Adjusted funds from operations (AFFO) is net income, excluding gain or loss on disposal of assets, depreciation, stock based compensation, deferred financing fees, reduced by maintenance capital expenditures.

Conference Call Details

The Company will hold a conference call on February 20 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company’s website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 1-877-705-6003

International: 1-201-493-6725

Conference Call Playback:

Domestic: 1-877-870-5176

International: 1-858-384-5517

Passcode: 13576251

The playback can be accessed through February 27, 2014

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance.  The Company believes Adjusted EBITDA, FFO, and AFFO provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

AFFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures.  NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation.  We have defined AFFO as FFO plus stock based compensation expense and deferred financing fee amortization reduced by maintenance capital expenditures and other depreciation.  Finally, we have defined Adjusted EBITDA as income (loss) from operations, excluding the impact of stock based compensation expense, depreciation, and gains or loss on disposal of assets.

Adjusted EBITDA, FFO, and AFFO are not recognized terms under GAAP.  Because certain companies do not calculate Adjusted EBITDA, FFO and AFFO in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income.  The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.  GLPI expects to grow its portfolio by aggressively pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties.  GLPI intends to qualify to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and will be the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects, including GLPI’s ability to qualify as a REIT or maintain its status as a REIT and there being no need for any further dividend of historical accumulated earnings and profits in order to qualify as a REIT in 2014; the ability and willingness of GLPI’s tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including, in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to other third parties, including without limitation obligations under their existing credit facilities and other indebtedness; the ability of GLPI’s tenants and operators to comply with laws, rules and regulations in the operation of its properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to diversify into different businesses, such as hotels, entertainment facilities and office space; the access to debt and equity capital markets; fluctuating interest rates; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; GLPI’s duty to indemnify Penn in certain circumstances if the spin-off fails to be tax-free; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; changes in accounting standards; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors described in GLPI’s Prospectus on Form S-11 filed on October 4, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Contact

Investor Relations — Gaming and Leisure Properties, Inc.

Dan Foley

T: 203- 682-8312

Email: Dan.Foley@icrinc.com

Bill Clifford

T: 610-401-2900

Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC.AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013 (4)	2012	2013 (4)	2012

Revenues
Rental income (1)	$76,557	$—	$76,557	$—
Gaming	35,844	36,229	159,352	202,581
Food, beverage and other	2,784	3,027	12,357	15,635
Revenues	115,185	39,256	248,266	218,216
Less promotional allowances	(1,409)	(1,597)	(6,137)	(7,573)
Net revenues	113,776	37,659	242,129	210,643
Operating expenses
Gaming	20,186	20,570	89,367	113,111
Food, beverage and other	2,536	2,873	10,775	13,114
General and administrative (1) (2)	33,941	6,231	52,482	26,660
Depreciation and amortization	18,097	3,451	28,923	14,090
Total operating expenses	74,760	33,125	181,547	166,975
Income from operations	39,016	4,534	60,582	43,668

Other income (expenses)
Interest expense	(19,254)	—	(19,254)	—
Interest income	—	—	1	2
Management fee (3)	(353)	(1,130)	(4,203)	(6,320)
Total other expenses	(19,607)	(1,130)	(23,456)	(6,318)

Income from operations before income taxes	19,409	3,404	37,126	37,350
Taxes on income	10,175	1,298	17,296	14,431
Net income	$9,234	$2,106	$19,830	$22,919

Earnings per common share:
Basic earnings per common share (5)	$0.08	$0.02	$0.18	$0.21
Diluted earnings per common share (5)	$0.08	$0.02	$0.17	$0.20

(1)         According to ASC 605, Revenue Recognition, the Company is required to gross up rental income by the amount of real estate taxes paid by our tenants under the triple net structure and also reflect an offsetting expense in general and administrative expense.

(2)         General and administrative expenses include expenses that relate to the spin transaction.

(3)         Management fees are legacy charges for operating entities which were eliminated in consolidation.  Management fees terminated as of October 31, 2013.

(4)         Financial results for the Company for the 2013 taxable year reflect a full year of operation for the continuing businesses in the taxable REIT subsidiary (“TRS”) and a partial year from November 1, 2013 to December 31, 2013 for the real estate entity.

(5)         Basic and diluted earnings per common share for the three and twelve months ended December 31, 2013 and December 31, 2012, were retroactively restated to include the shares issued as part of the Earnings and Profits purge.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES

Operations

(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
Real estate	$76,557	$—	$50,795	$—
GLP Holdings, LLC. (TRS)	37,219	37,659	7,876	7,936
Total	$113,776	$37,659	$58,671	$7,936

	NET REVENUES		ADJUSTED EBITDA
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Real estate	$76,557	$—	$50,795	$—
GLP Holdings, LLC. (TRS)	165,572	210,643	40,237	57,616
Total	$242,129	$210,643	$91,032	$57,616

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES

General and Administrative Expenses

(in thousands) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GLP Holdings, LLC. (TRS) general and administrative expenses	$6,613	$6,231	$25,154	$26,660
Corporate general and adminstrative expenses, excluding stock based compensation relating to pre-spin grants	2,844	—	2,844	—
Pre-spin grant stock based compensation	2,901	—	2,901	—
Real estate taxes	7,602	—	7,602	—
Rent expense for subleases	439	—	439	—
REIT spin expenses	13,542	—	13,542	—

Total	$33,941	$6,231	$52,482	$26,660

Reconciliation of Adjusted EBITDA to FFO, AFFO and Net income (GAAP)

Gaming and Leisure Properties, Inc. and Subsidiaries

CONSOLIDATED

 (in thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted EBITDA	$58,671	$7,936	$91,032	$57,616
Stock based compensation	1,566	—	1,566	—
(Gain) or loss on disposals	(8)	(49)	(39)	(142)
Depreciation	18,097	3,451	28,923	14,090
Income from operations	$39,016	$4,534	$60,582	$43,668
Interest, net	19,254	—	19,253	(2)
Management fees	353	1,130	4,203	6,320
Taxes on income	10,175	1,298	17,296	14,431
Net income	$9,234	$2,106	$19,830	$22,919
(Gain) or loss on disposals	(8)	(49)	(39)	(142)
Real estate depreciation	14,896	—	14,896	—
Funds from operations	$24,122	$2,057	$34,687	$22,777
Other depreciation (1)	3,201	3,451	14,027	14,090
Deferred finance fee amortization	700	—	700	—
Stock based compensation	1,566	—	1,566	—
Maintenance CAPEX	(1,720)	(1,121)	(4,230)	(3,260)
Adjusted funds from operations	$27,869	$4,387	$46,750	$33,607

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.

Reconciliation of Adjusted EBITDA to FFO, AFFO and Net income (GAAP)

Gaming and Leisure Properties, Inc. and Subsidiaries

REAL ESTATE and CORPORATE (REIT)

(in thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted EBITDA	$50,795	$—	$50,795	$—
Stock based compensation	1,566	—	1,566	—
(Gain) or loss on disposals	—	—	—	—
Depreciation	14,896	—	14,896	—
Income from operations	$34,333	$—	$34,333	$—
Interest, net	19,254	—	19,254	—
Management fees	—	—	—	—
Taxes on income	8,467	—	8,467	—
Net income	$6,612	$—	$6,612	$—
(Gain) or loss on disposals	—	—	—	—
Real estate depreciation	14,896	—	14,896	—
Funds from operations	$21,508	$—	$21,508	$—
Other depreciation	—	—	—	—
Deferred finance fee amortization	700	—	700	—
Stock based compensation	1,566	—	1,566	—
Maintenance CAPEX	—	—	—	—
Adjusted funds from operations	$23,774	$—	$23,774	$—

Reconciliation of Adjusted EBITDA to FFO, AFFO and Net income (GAAP)

Gaming and Leisure Properties, Inc. and Subsidiaries

GLP HOLDINGS, LLC. (TRS)

(in thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted EBITDA	$7,876	$7,936	$40,237	$57,616
Stock based compensation	—	—	—	—
(Gain) or loss on disposals	(8)	(49)	(39)	(142)
Depreciation	3,201	3,451	14,027	14,090
Income from operations	$4,683	$4,534	$26,249	$43,668
Interest, net	—	—	(1)	(2)
Management fees	353	1,130	4,203	6,320
Taxes on income	1,708	1,298	8,829	14,431
Net income	$2,622	$2,106	$13,218	$22,919
(Gain) or loss on disposals	(8)	(49)	(39)	(142)
Real estate depreciation	—	—	—	—
Funds from operations	$2,614	$2,057	$13,179	$22,777
Other depreciation (1)	3,201	3,451	14,027	14,090
Deferred finance fee amortization	—	—	—	—
Stock based compensation	—	—	—	—
Maintenance CAPEX	(1,720)	(1,121)	(4,230)	(3,260)
Adjusted funds from operations	$4,095	$4,387	$22,976	$33,607

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.